Exhibit 99.1

4350 Executive Drive, Suite 100 San Diego, CA 92121	858-373-1600	www.infosonics.com

Company Contact:	IR Contact:
Jeffrey A. Klausner	Todd Kehrli or Mary Magnani
Chief Financial Officer	MKR Group, Inc.
(858) 373-1600	(323) 468-2300
ir@infosonics.com	ifon@mkr-group.com

INFOSONICS REACHES COMPREHENSIVE SETTLEMENT IN
SECURITIES CLASS ACTION AND DERIVATIVE LAWSUITS
Settlement subject to court approval; InfoSonics admits no wrongdoing

SAN DIEGO, CA, August 12, 2008 - InfoSonics Corporation (NASDAQ: IFON), today announced that the Company reached a settlement in both the securities class action lawsuit entitled In Re: InfoSonics Corporation Securities Litigation, Lead Case No. 06 CV 1231, and the derivative lawsuit entitled In Re: InfoSonics Corporation Derivative Litigation, Lead Case No. 06 CV 1336; both cases pending in the United States District Court for the Southern District of California.

The parties in these cases entered into Memorandums of Understanding (which will be followed by Stipulations of Settlement) regarding the settlement terms. These settlements, which are subject to among other things preliminary and final Court approval after appropriate notice, would resolve all the claims in both lawsuits. The Company settled these lawsuits to avoid the expense and continued disruption to the business of protracted litigation and the Company and its current and former officers and directors deny any liability or responsibility for the claims made and make no admission of any wrongdoing.

As part of the settlements, and in exchange for dismissals of the lawsuits and releases, in the securities class action the Company has agreed to authorize payment of $3.8 million (said sum to be inclusive of plaintiffs’ attorneys’ fees, in an amount to be determined by the Court) and in the derivative action the Company has agreed to make certain corporate governance changes and to authorize payment of up to $350,000 for plaintiffs’ attorneys fees. It is anticipated that these settlement payments will be funded entirely by the Company’s insurer.

The securities class action lawsuit relates to the Company’s restatement of first quarter 2006 financial statements and claims relating to the Company’s distribution of a former manufacturers’ cellular phone in the U.S. The derivative lawsuit relates to the Company’s restatement of its first quarter 2006 financial statements and a grant of stock options in December 2005.

About InfoSonics Corporation

InfoSonics is one of the premier providers and distributors of wireless handsets and accessories serving Latin America. For the wireless telecommunications industry, InfoSonics provides flexible and cost effective solutions, including product assembly, purchasing, marketing, selling, warehousing, order assembly, programming, packing, shipping, and delivery. InfoSonics supports manufacturers in moving their products to agents, resellers, distributors, independent dealers, retailers and wireless network operators in Latin America. For additional information, please visit www.infosonics.com.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Except for the historical information contained herein, this press release contains forward-looking statements. Such statements reflect management’s current forecast of certain aspects of our future. You can identifiy most forward-looking statements by forward-looking words such as “believe,” “think,” “may,” “could,” “will,” “estimate,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions in this release. Such statements are based on currently available information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements. Such risks, uncertainties and assumptions include, among other things: the satisfaction of various conditions to the memorandums of understanding/ settlements, our ability to successfully agree on a stipulation of settlement and finalize the settlement of the lawsuits, court approval of and dissemination of proper notice of court hearings regarding the settlement, stockholders objections to the approval of the settlements, stockholders opting out of the settlements, the court’s willingness to approve the settlements, an appeal of the settlements, our insurance carrier’s payment of settlement amounts in accordance with applicable agreements, future revenues, sales levels, operating income and margins, wireless handset sales, stock-based compensation expense, gain (loss) in value of derivatives, cost synergies, operating efficiencies, profitability, market share and rates of return.

InfoSonics has instituted in the past and continues to institute changes to its strategies, operations and processes to address these risk factors and to mitigate their impact on InfoSonics’ results of operations and financial condition. However, no assurances can be given that InfoSonics will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning InfoSonics, reference is made to Item 1A Risk Factors of InfoSonics’ Annual Report on Form 10-K for the year ended December 31, 2007, and Quarterly Reports on Form 10-Q for the period ended March 31, 2008; other risks or uncertainties may be detailed from time to time in InfoSonics’ future SEC filings. InfoSonics does not intend to update any forward-looking statements.

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